Exhibit (h)(21)

July 19, 2016

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

200 Crescent Court, Suite 700

Dallas, Texas 75201

RE:	Amendment No. 7 to Loan Agreement

Ladies and Gentlemen:

Pursuant to an amended and restated letter agreement dated May 24, 2013 (as amended from time to time, the “Loan Agreement”), State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies listed on Appendix I to the Loan Agreement (each, a “Borrower”), acting on behalf of its respective fund series listed on such Appendix I to the Loan Agreement (each such series, a “Fund”), a $150,000,000.00 committed unsecured revolving line of credit on a several basis (the “Existing Committed Line”). Obligations of the Borrowers with respect to Loans made pursuant to the Existing Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $150,000,000.00, dated as of October 27, 2014, executed by each of the Borrowers, on behalf of its respective Funds, to the order of the Bank (the “Existing Note”). Capitalized terms not hereinafter defined shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to reduce the Committed Line Amount, to extend the payment dates on certain Loans and to make the other changes set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I.	Amendments to Loan Documents

1. The RE: line and the second paragraph of the Loan Agreement are hereby amended by replacing the dollar amount “$150,000,000” appearing therein with the dollar amount “$100,000,000”.

2. Section I(2) of the Loan Agreement is hereby amended by deleting the first sentence thereof and inserting the following new sentence in lieu thereof: “Subject to the terms and conditions hereof, the Bank shall make revolving loans to a Borrower, on behalf of any Fund, under the Committed Line (each such loan, a “Loan”) up to a maximum aggregate principal amount outstanding at any one time equal to the Committed Line Amount; provided that, in each case after giving effect to the requested Loan, (i) the aggregate outstanding Indebtedness for borrowed money of such Fund (including the aggregate principal amount of all

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

July 19, 2016

Loans outstanding to such Fund) shall not exceed the Maximum Amount applicable to such Fund, (ii) the aggregate principal amount of Loans outstanding to such Fund hereunder shall not exceed the Committed Line Amount, (iii) in the case of any Loans to Highland Funds II, on behalf of Highland Global Allocation Fund, the aggregate principal amount of Loans outstanding to such Fund hereunder shall not exceed $40,000,000, (iv) in the case of any Loans to Highland Funds II, on behalf of Highland Small Cap Equity Fund, the aggregate principal amount of Loans outstanding to such Fund hereunder shall not exceed $6,000,000, and (v) the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds hereunder shall not exceed the Committed Line Amount.”

3. Section I(5)(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) Each of the Borrowers, on behalf of its respective Funds, hereby promises to pay accrued interest on all Loans monthly in arrears on the fifteenth day of each calendar month for the immediately preceding calendar month; provided, however, that in each such case if such day on which interest on any Loans is due is not a Business Day, interest shall be payable on the next preceding Business Day. Each of the Borrowers, on behalf of its respective Funds, hereby promises to repay: (A) with respect to Loans outstanding to Highland Funds II, on behalf of either Highland Global Allocation Fund or Highland Small Capital Equity Fund, the principal amount of each Loan, together with all accrued and unpaid interest thereon, upon the earlier of (i) the date on which such Loan becomes due pursuant to Section II(4) below following the occurrence of an Event of Default with respect to such Fund, or (ii) the Expiration Date; and (B) with respect to Loans outstanding to any Borrower on behalf of any Fund other than those referred to in clause (A), the principal amount of each other outstanding Loan, together with all accrued and unpaid interest thereon, upon the earliest of (i) 30 calendar days following the date on which such Loan is made, (ii) the date on which such Loan becomes due pursuant to Section II(4) below following the occurrence of an Event of Default with respect to such Fund, or (iii) the Expiration Date. Each of the Borrowers, on behalf of each of its respective Funds, further covenants and agrees to immediately repay (1) the outstanding aggregate principal amount of any Indebtedness for borrowed money of any such Fund at any time (including the then outstanding aggregate principal amount of all Loans to such Fund) to the extent such amount exceeds the Maximum Amount applicable to such Fund at such time, (2) any amount by which the then outstanding aggregate principal amount of all Loans to Highland Funds II, on behalf of Highland Global Allocation Fund, shall exceed $40,000,000, (3) any amount by which the then outstanding aggregate principal amount of all Loans to Highland Funds II, on behalf of Highland Small Cap Equity Fund, shall exceed $6,000,000, and (4) any amount by which the then outstanding aggregate

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

July 19, 2016

principal amount of all Loans to any such Fund at any time exceeds the Committed Line Amount, in each case upon the earlier to occur of such Borrower first becoming aware of any such circumstance or demand by the Bank. Each of the Borrowers, on behalf of each of its respective Funds having Loans outstanding at any time, further covenants and agrees that it shall make such repayments of the Loans outstanding to each such Fund at any time to the extent required such that the then outstanding aggregate principal amount of all Loans to all Funds hereunder shall at no time exceed the Committed Line Amount upon the earlier to occur of such Borrower first becoming aware of any such circumstance or demand by the Bank. Loans may be prepaid at the option of the Borrowers without penalty or premium, and any amounts prepaid may be reborrowed. Notwithstanding the foregoing or any other provision of this Agreement and other than with respect to those Loans outstanding to Highland Funds II, on behalf of either Highland Global Allocation Fund or Highland Small Capital Equity Fund, there shall be a period consisting of at least one Business Day during each thirty (30) day period during which this Agreement is in effect when no Loans are outstanding. Each of the Borrowers, on behalf of its respective Funds, promises to make such payments of one or more Loans as are necessary to comply with the foregoing sentence.

4. Section I(5)(b) of the Loan Agreement is hereby amended by deleting the address “Copley Place, Tower 2, Floor 4, 100 Huntington Avenue, Boston, Massachusetts” in the first sentence thereof and inserting the following new address in lieu thereof: “Channel Center – CCB0900, One Iron Street, Boston Massachusetts 02110”.

5. Section II(5)(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “(ii) if to the Bank to James H. Reichert, Vice President or Mutual Fund Lending Department Head at (A) if via USPS: M/S CCB0900, One Iron Street, State Street Bank, PO Box 5501, Boston, MA 02206-5501, (B) if via overnight courier: M/S CCB0900, State Street Bank, One Iron Street, Boston, MA 02210 or (C) if via facsimile: (617) 988-6677.”

6. Section II(15) of the Loan Agreement is hereby amended by restating the definition of “Committed Line Amount” to read in its entirety as follows:

“Committed Line Amount” shall mean $100,000,000.

7. Each of Exhibit A and Exhibit B to the Loan Agreement is hereby replaced in its entirety with the new Exhibit A and Exhibit B, respectively, attached hereto.

II.	Execution of Amended and Restated Note

As a condition to the effectiveness of this letter amendment, concurrently herewith each of the Borrowers, for itself or on behalf of its respective Funds, is executing and delivering to the

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

July 19, 2016

Bank an amended and restated promissory note dated the date hereof in the original principal amount of $100,000,000 and otherwise in the form of Exhibit A hereto (the “New Note”), which New Note shall amend, restate, supersede and replace the Existing Note in its entirety. Notwithstanding the foregoing, nothing contained herein or in the New Note shall be deemed to evidence the repayment or satisfaction of any amounts outstanding under the Existing Note, and any such outstanding amounts shall hereafter be deemed to be evidenced by, and outstanding under, the New Note. All references in the Loan Documents to the “Note” shall hereinafter be deemed to be references to the New Note, as the same may be further amended, restated, extended, replaced or otherwise modified and in effect from time to time.

III.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and each of the other Loan Documents are ratified and affirmed as of the date hereof in order to give effect to the terms thereof. The amendments contained herein shall not constitute an amendment, extension or waiver of any other provision of the Loan Documents other than as specifically described herein or otherwise prejudice, impair or effect any rights or remedies of the Bank under the Loan Agreement and the other Loan Documents. Nothing contained in this letter agreement shall be construed to imply a willingness on the part of the Bank to agree to any similar or other future amendments or extensions of any of the terms and conditions of the Loan Agreement or the other Loan Documents or for any affiliate of any of the Borrowers with respect to any arrangements they might have with the Bank.

2. Each of the Borrowers severally (and not jointly) represents and warrants to the Bank, both as to itself (where applicable) and severally (and not jointly) as to each of its respective Funds (but not as to any other Borrower or Fund) as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Agreement; (b) each of the representations and warranties contained in Section II(2) of the Loan Agreement is true and correct on and as of the date of this letter agreement; (c) the execution, delivery and performance of each of this letter agreement, the Loan Agreement and the Note (collectively, the “Amended Loan Documents”) (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary trust proceedings of such Borrower; (iii) do not, and will not, require the consent of any shareholders or other equity holders of such Borrower or Fund or the approval or consent of, or any notice to or filing with, any governmental authority, other than those which have been received; (iv) will not contravene any provision of, or exceed any limitation contained in, the agreement and declaration of trust, by-laws and/or other organizational documents of such Borrower or Fund or its Prospectus or any judgment, decree or order or any law, rule or regulation applicable to such Borrower or Fund, including, without limitation, the Investment Company Act; (v) do not and will not constitute a violation of, or a default under any other agreement, order or undertaking binding on such Borrower or Fund; and (vi) do not require the consent or approval of any obligee or holder of any instrument

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

July 19, 2016

relating to any Indebtedness of the Borrower or Fund or the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Documents to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original document.

[Remainder of this page is intentionally left blank.]

Amendment No. 7 Signature Page

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Sincerely,

STATE STREET BANK AND TRUST COMPANY, as Bank

By:	/s/ James H. Reichert
James H. Reichert, Vice President

Acknowledged and Accepted:

EACH OF THE BORROWERS LISTED

ON APPENDIX I HERETO,

for itself or on behalf of each of its respective

portfolio series listed on Appendix I hereto

By:	/s/ Frank Waterhouse
Name:	Frank Waterhouse
Title:	Treasurer

APPENDIX I

List of Borrowers and Funds

Highland Funds I, on behalf of:

Highland/iBoxx Senior Loan ETF

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Opportunistic Credit Fund

Highland Funds II, on behalf of:

Highland Fixed Income Fund

Highland Global Allocation Fund

Highland Premier Growth Equity Fund

Highland Small Cap Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$100,000,000.00	July 19, 2016

For value received, each of the undersigned hereby severally (and not jointly) promises to pay to STATE STREET BANK AND TRUST COMPANY (the “Bank”), or order, at the office of the Bank at Channel Center – CCB0900, One Iron Street, Boston Massachusetts 02110 in immediately available United States dollars, the principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below. Each Loan shall be payable (A) with respect to Loans outstanding to Highland Funds II, on behalf of either Highland Global Allocation Fund or Highland Small Capital Equity Fund, upon the earlier of (i) the date on which such Loan becomes due pursuant to Section II(4) of the Loan Agreement following the occurrence of an Event of Default with respect to such Fund, or (ii) the Expiration Date; and (B) with respect to Loans outstanding to any Borrower on behalf of any Fund other than those referred to in clause (A), upon the earliest of (i) 30 calendar days following the date on which such Loan is made, (ii) the date on which such Loan becomes due pursuant to Section II(4) of the Loan Agreement following the occurrence of an Event of Default with respect to such Fund, or (iii) the Expiration Date. Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

Following the occurrence of a Default or an Event of Default with respect to any Fund, unpaid principal on any Loan to such Fund, and to the extent permitted by applicable law, unpaid interest on any Loan to such Fund, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated May 24, 2013 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”), but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided. All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

Any of the undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement. Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

Each of the undersigned makers and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

This Note shall amend, restate, supersede and replace that certain promissory note dated October 27, 2014 in the original principal amount of $150,000,000 executed by the Borrowers in favor of the Bank (the “Existing Note”). Any amounts outstanding under the Existing Note shall be deemed to be outstanding under this Note. This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:	EACH OF THE BORROWERS LISTED ON APPENDIX I HERETO, for itself or on behalf of each of its respective portfolio series listed on Appendix I hereto

By:
Name:
Title:

SCHEDULE I TO NOTE DATED JULY 19, 2016

Date of Loan	Amount of Principal	Amount of Principal Paid	Outstanding Balance	Notation Made By

APPENDIX I

List of Borrowers and Funds

Highland Funds I, on behalf of:

Highland/iBoxx Senior Loan ETF

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Opportunistic Credit Fund

Highland Funds II, on behalf of:

Highland Fixed Income Fund

Highland Global Allocation Fund

Highland Premier Growth Equity Fund

Highland Small Cap Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone [ ]; fax [ ] Email: [ .com]

FROM:	[BORROWER] on behalf of [FUND]
(Fund # ) (DDA # )

In connection with the letter agreement dated May 24, 2013 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $            . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance Paydown Overnight Rollover

2.

The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the applicable Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default or Event of Default with respect to the Fund has occurred under the Agreement.

3.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

4.

Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

5.	The following amounts and statements are true in connection with any requested Loan:

(a)	Adjusted Net Assets of the Fund:

	(i)	Total Assets of the Fund	$
	(ii)	Total Liabilities (excluding Senior Securities Representing Indebtedness) of the Fund[1]	$

[1]

For purposes of calculating the Adjusted Net Assets, (x) the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability, (y) the liability in respect of any derivative or other financial contract shall be equal to the net amount, if any, that the Fund would be obligated to pay to the relevant counterparty thereto if such financial contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis, and (z) any amounts invested by the Fund in any of the Fund’s direct or indirect subsidiaries or any direct investment by the Fund in physical commodities shall be excluded.

	(iii	)	illiquid assets, assets not priced daily, and investments in registered investment companies or other pooled investment vehicles		$
	(iv	)	Adjusted Net Assets
			[item (a)(i) less item (a)(ii) less item (a)(iii)]:		$

(b)	33-1/3% times (a)(iv)				$

(c)	(i)		Beginning Loan Balance:	$
	(ii)		Paydown Amount (if any):	$
	(iii)		Requested Loan (if any)	$
	(iv)		Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):	$

(d)	The aggregate outstanding principal amount of Indebtedness of the Fund other than the Loans as of the date hereof				$

(e)	Total Indebtedness ((c)(iv) plus (d)):				$

6.

The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund is a party or any law, rule or regulation applicable to such Borrower or Fund.

7.

The amount set forth in 5(c)(iv) above does not exceed (a) the Committed Line Amount ($100,000,000), (b) if this request is by Highland Funds II, on behalf of Highland Global Allocation Fund, $40,000,000, and (c) if this request is by Highland Funds II, on behalf of Highland Small Cap Equity Fund, $6,000,000. The aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Committed Line Amount ($100,000,000).

8.

The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER], on behalf of [FUND]

By:
Name:
Title
Date: